Exhibit 10.13

Board of Directors

Amendments to the MCI, Inc. 2003 Employee Stock Purchase Plan

WHEREAS, pursuant to Section 9.01 of the MCI, Inc. 2003 Employee Stock Purchase Plan (the “Plan”), the Board of Directors of MCI, Inc. has the power to amend the Plan; and

WHEREAS, the Board of Directors desires to amend the Plan to clarify certain provisions of the Plan;

NOW THEREFORE BE IT,

RESOLVED, that the Plan is amended in accordance with the Exhibit A attached hereto, effective as of the date on which all conditions to the effectiveness of the Company’s plan of reorganization have been satisfied or waived; and

FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to execute any amendment, document, certificate or other instrument and to do all such acts and things as they or counsel for the Company may deem necessary or advisable to carry out the purposes of the foregoing resolutions.

Exhibit A

FIRST AMENDMENT

TO THE

MCI, INC. 2003

EMPLOYEE STOCK PURCHASE PLAN

Pursuant to the power reserved to it in Section 9.01 of the MCI, Inc. 2003 Employee Stock Purchase Plan (the “Plan”), MCI, Inc. (the “Company”) hereby amends the Plan, effective as of the date on which all the conditions to the effectiveness of the Company’s plan of reorganization have been satisfied, as follows:

1. Section 2.01, “Adoption by Subsidiaries” is hereby amended in its entirety to read as follows:

The Company’s Board of Directors may authorize the adoption of the Stock Purchase Plan by, or offer of participation in the Stock Purchase Plan to employees of, one or more subsidiary corporations of the Company (“Participating Subsidiaries”), including subsidiaries in nations other than the United States.

2. Section 3.01, “Payroll Deductions” is hereby amended in its entirety to read as follows:

You may accumulate savings to purchase Ordinary Shares of Company stock (“Shares”) in an Offering by authorizing payroll deductions pursuant to a Participation Agreement executed by you prior to the Offering, subject to such minimum and maximum limits (expressed in dollars or as a percentage of base salary or base wages) as the most senior human resources officer of the Company (the “HRO”) may impose. Such savings shall be credited to your Account with respect to the Offering to which they relate. Payroll deductions for an Offering shall commence with the first paycheck you receive during such Offering and shall end with the last paycheck you receive during such Offering. Paychecks will be treated as having been received when they are sent out or otherwise distributed.

3. Section 4.04, “Individual Limit on Options” is hereby amended in its entirety to read as follows:

In no event shall the fair market value (measured on the applicable date of grant) of Shares subject to options under the Stock Purchase Plan (and shares of the Company, any parent or subsidiary company subject to options under any other stock purchase plans qualifying under Section 423 of the US Tax Code) during any calendar year exceed $25,000 in the aggregate for any individual. In addition, the HRO may impose a limit on the number of Shares that any individual may purchase under the Stock Purchase Plan during any Offering.

4. Section 7.01, “Committee” is hereby amended in its entirety to read as follows:

The Stock Purchase Plan shall be administered by the Committee, which shall consist of such members as determined by the Company. The Committee shall interpret and apply the provisions of the Stock Purchase Plan in its good faith discretion, and the Committee’s decision is final and binding. The Committee may establish rules for the administration of the Stock Purchase Plan. The Committee may offer participation in the Stock Purchase Plan to employees of subsidiaries of the Company in nations other than the United States on such terms and conditions as determined by the Committee to be (a) necessary to comply with applicable foreign laws or business practices, (b) necessary to avoid unfavorable tax treatment for such participation, or (c) otherwise appropriate. The HRO may also make the same types of modifications to the terms and conditions of participation for such employees. Any such terms and conditions established by the Committee or the HRO shall be contained in an Appendix to the Stock Purchase Plan.

* * *

Adopted effective the      day of                     , 2004.

WORLDCOM, INC. as the
sole stockholder of MCI, Inc.

Attest:	By: